Exhibit 4.1

EXECUTION COPY

OMNIBUS AMENDMENT NO. 2
THIS OMNIBUS AMENDMENT NO. 2 (this “Amendment”) is entered into as of November 3, 2026 (the “Effective Date”), by and among WHEELS UP PARTNERS LLC (the “Company”), WHEELS UP CLASS A-1 LOAN TRUST 2024-1 (the “Class A-1 Trust”), WHEELS UP CLASS B-1 LOAN TRUST 2024-1 (the “Class B-1 Trust”), WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Subordination Agent (in such capacity and together with its successors in such capacity, the “Subordination Agent”), WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Mortgagee (in such capacity and together with its successors in such capacity, the “Mortgagee”), WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as facility agent (in such capacity and together with its successors in such capacity, the “Facility Agent”) and security trustee (in such capacity and together with its successors in such capacity, the “Security Trustee”) under the Class A Loan Agreement referred to below, and BANK OF AMERICA, N.A. and PNC BANK, N.A., as lenders under the Loan Agreement referred to below (the “Class A Lenders”).
W I T N E S S E T H:
WHEREAS, the Company, the Class A-1 Trust and the Subordination Agent previously entered into the Note Purchase Agreement, dated as of November 13, 2024 (as amended, supplemented or otherwise modified from time to time, including by this Amendment, the “Series A Note Purchase Agreement”);
WHEREAS, in connection with the transactions contemplated by the Series A Note Purchase Agreement, (a) the Company and the Mortgagee entered into the Trust Indenture and Mortgage, dated as of November 13, 2024 (as amended, supplemented or otherwise modified from time to time, including by the Amendment No. 1 to Trust Indenture and Mortgage, dated as of May 21, 2026, the Omnibus Amendment No. 1, dated as of August 10, 2026, and this Amendment, the “Indenture”) and (b) the Company, the Subordination Agent, the Class A-1 Trust and the Mortgagee entered into the Participation Agreement, dated as of November 13, 2024 (as amended, supplemented or otherwise modified from time to time, including by the Joinder and Amendment No. 1 to Participation Agreement, dated as of May 21, 2026, and this Amendment, the “Participation Agreement”) and (c) the Class A-1 Trust, the Class A Lenders, the Facility Agent and the Security Trustee are parties to the Class A Loan Agreement, dated as of November 13, 2024 (as amended, supplemented or otherwise modified from time to time, including by this Amendment, and together with all joinders thereto, the “Class A Loan Agreement” and, together with the Series A Note Purchase Agreement, the Indenture and the Participation Agreement, the “Amended Documents”);
WHEREAS, the Company has entered into the Purchase Agreement, dated as of November 3, 2026 (the “Purchase Agreement”) with Embraer Executive Aircraft Inc. (the

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“Manufacturer”), pursuant to which the Company has agreed to purchase six (6) Phenom 300E aircraft from the Manufacturer (collectively, the “PDP Aircraft”), on the terms and conditions set forth therein; and
WHEREAS, (a) the Company desires to finance the pre-delivery payments payable by the Company to the Manufacturer in respect of the PDP Aircraft pursuant to the Purchase Agreement (such pre-delivery payments, the “PDPs”) by issuing certain Series A-1 Equipment Notes under the Indenture (such Series A-1 Equipment Notes, the “PDP Notes”), (b) the Class A-1 Trust desires to purchase such PDP Notes using the proceeds of Loans made pursuant to the Class A Loan Agreement and (c) in connection with the foregoing, each of the parties hereto now desire to amend the Series A Note Purchase Agreement, the Indenture, the Participation Agreement and the Class A Loan Agreement, on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, each of the parties hereto agrees as follows:
Section 1.Definitions. Unless the context otherwise requires, capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Series A Note Purchase Agreement for all purposes of this Amendment.
Section 2.Amendments to Series A Note Purchase Agreement. Effective as of the Effective Date, the Series A Note Purchase Agreement is amended as follows:
(a)Notwithstanding anything in Section 1(a) of the Series A Note Purchase Agreement to the contrary:
(i)The Company may finance the PDPs through the issuance and sale of Series A-1 Equipment Notes from time to time in the manner provided in the Series A Note Purchase Agreement (as amended hereby), on the terms and subject to the conditions of the Amended Documents.
(ii)The aggregate Original Amount of all PDP Notes issued in respect of the PDPs shall not exceed $17,400,000.00. The obligation of the Class A-1 Trust to purchase the PDP Notes shall be a part of, and not in addition to, the Commitment, and the Aggregate Outstanding Principal Balance at any time outstanding of the Series A-1 Equipment Notes, including all PDP Notes, shall not exceed the Maximum Facility Amount.
(iii)The “Closing” in respect of any PDP shall mean the consummation of the issuance of the PDP Notes with respect to such PDP pursuant to the Series A Note Purchase Agreement, including upon satisfaction or waiver of the applicable conditions precedent with respect to such issuance, and the “Closing Date” with respect to any PDP shall be the date on which the Closing therefor occurs.
(iv)Notwithstanding anything to the contrary herein, no PDP Aircraft shall constitute an “Aircraft” for purposes of the Series A Note Purchase Agreement unless and until it is specified in a subsequent Closing Notice in respect of an Aircraft

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concurrently with or following delivery of such PDP Aircraft from the Manufacturer to the Company under the Purchase Agreement.
(v)The principal amount of any PDP Note, once issued and repaid or redeemed, shall be available for re-borrowing under the Series A Note Purchase Agreement (by way of issuance of further Series A-1 Equipment Notes) only to finance Eligible Aircraft, and may not be re-borrowed to finance any additional PDPs.
(b)Section 1(b) of the Series A Note Purchase Agreement shall apply to the issuance of any PDP Note; provided, that the Closing Notice for any such issuance shall be substantially in the form of Exhibit A to this Amendment, and any information that would otherwise be required under such Section 1(b) in connection with such issuance but is not contained in such form shall not be required.
(c)Section 1(c) of the Series A Note Purchase Agreement shall apply to the issuance of any PDP Note; provided, that the Participation Agreement Supplement, Indenture Supplement and Series A-1 Equipment Note for any such issuance shall be substantially in the form of Exhibit B, Exhibit C and Exhibit D, respectively, to this Amendment rather than in the forms thereof annexed to the Series A Note Purchase Agreement with respect to a non-PDP Note.
(d)Sections 1(d), 1(e), and 1(f) of the Series A Note Purchase Agreement shall apply to the issuance of any PDP Note, mutatis mutandis. For the avoidance of doubt, a PDP Note shall constitute a Series A-1 Equipment Note under the Series A Note Purchase Agreement.
(e)Section 2 of the Series A Note Purchase Agreement shall apply to the issuance of any PDP Note, mutatis mutandis; provided, that clause (b) thereof shall not apply; provided, further, that clause (c) thereof shall apply, except the Original Amount of the PDP Note requested in respect of such PDP shall not exceed 100% of the PDP amount.
(f)Section 3 of the Series A Note Purchase Agreement shall apply to the issuance of any PDP Note, mutatis mutandis; provided, that clause (a)(xx) thereof shall not apply.
(g)Section 4(c)(ii)(1) of the Series A Note Purchase Agreement is amended by inserting “and each PDP Aircraft” immediately following “pro rata across each Series and with respect to each Aircraft”.
(h)Section 4(d)(iii) of the Series A Note Purchase Agreement is amended as follows:
(i)by replacing “Class A-1 Equipment Notes” with “Series A-1 Equipment Notes”; and
(ii)by inserting “and each PDP Aircraft” immediately following “pro rata with respect to each Aircraft”.
(i)Section 4(e) of the Series A Note Purchase Agreement shall not apply with respect to any PDP Notes.
(j)Annex A to the Series A Note Purchase Agreement is amended as follows:

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(i)The following definitions of “PDP”, “PDP Aircraft” and “PDP Note” shall be added in alphabetical order:
(k)“PDP” means the “PDP” as defined in the Indenture.
(l)“PDP Aircraft” means the “PDP Aircraft” as defined in the Indenture.
(m)“PDP Notes” means the “PDP Notes” as defined in the Indenture.
(i)The definitions of “Aggregate Appraised Value”, “Aggregate Outstanding Principal Balance”, “Aircraft” and “Scheduled Closing Date” shall be deleted in their entirety and replaced as follows:
(n)“Aggregate Appraised Value” means, as of any date of determination, the sum of the Adjusted Fair Market Values as of such date with respect to each Aircraft (excluding any PDP Aircraft and any such Aircraft as to which all Equipment Notes under the applicable Indenture have been redeemed or otherwise repaid).
(o)“Aggregate Outstanding Principal Balance” means, as of as of any date of determination, the aggregate outstanding principal amount of the Class A Obligations (including for the avoidance of doubt the Class A Obligations related to the PDP Aircraft) as of such date after giving effect to all principal payments made in respect of the Equipment Notes on or prior to such date.
(p)“Aircraft” means each aircraft in the Initial Aircraft and each other Eligible Aircraft specified on any Closing Notice, and, as to each such aircraft, following the Closing Date therefor, shall mean such “Aircraft” as defined in, and to the extent subject to, the Indenture (excluding any such Aircraft as to which all Equipment Notes under the applicable Indenture have been redeemed or otherwise repaid). Notwithstanding anything to the contrary herein, no PDP Aircraft shall constitute an “Aircraft” unless and until it is identified by manufacturer’s model number, United States registration number and airframe manufacturer’s serial number in a subsequent Indenture Supplement following delivery thereof from Embraer to the Owner pursuant to the Embraer Purchase Agreement (as defined in the Indenture).
(q)“Scheduled Closing Date” means, in respect of any Aircraft or PDP Aircraft, the expected Closing Date for such Aircraft or PDP Aircraft as specified in the applicable Closing Notice.

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Section 3.Amendments to the Participation Agreement. Effective as of the Effective Date, the Participation Agreement is amended as follows:
(a)Sections 2.1 and 2.2 of the Participation Agreement shall apply to the financing of any PDP, mutatis mutandis; provided, that in respect of any such financing, any references in such Section 2.1 to an “Applicable Trustee” shall be deemed to refer to the Class A-1 Trust only.
(b)Section 3 of the Participation Agreement shall not apply to the financing of any PDP, and in lieu thereof, the obligation of the Class A-1 Trust to make the secured loan described in Section 2.1(a) of the Participation Agreement on the Closing Date for such PDP, the obligation of the Mortgagee to authenticate the PDP Notes in respect thereof and the obligation of the Company to participate in the transactions contemplated by the Participation Agreement in respect thereof, shall each be subject to the satisfaction or waiver by such party, on or prior to such Closing Date, of the conditions precedent set forth in Schedule I to this Amendment.
(c)In connection with the Closing Date for any Series A-1 Equipment Note in respect of any PDP, the representations and warranties in Section 4 of the Participation Agreement shall be deemed amended as follows:
(i)the reference to the creation of any Lien “upon the Aircraft to be financed” in Section 4.1.2(c) shall be deemed to refer to the creation of any Lien upon the PDP Agreements;
(ii)Section 4.1.2(f) shall be deemed deleted in its entirety and replaced as follows: “Except for (a) the filing of the Financing Statements (and continuation statements relating thereto at periodic intervals) in relation to the Purchase Agreement and (b) the execution and delivery of the Embraer Consent by the parties thereto with respect to a PDP Aircraft, no further action, including any filing or recording of any document (including any financing statement under Article 9 of the UCC) is necessary to establish and perfect Mortgagee’s security interest in the Purchase Agreement as against Owner and any other Person, in each case, in any applicable jurisdiction in the United States”; and
(iii)the representations and warranties in Sections 4.1.2(h), 4.1.2(l) and 4.1.2(m) shall not apply.
(d)Notwithstanding anything to the contrary herein, no PDP Aircraft shall constitute an “Aircraft” for purposes of the Participation Agreement unless and until it is specified in a subsequent Participation Agreement Supplement following (or on or about the date of) delivery thereof from the Manufacturer to the Company under the Purchase Agreement.
Section 4.Amendments to the Indenture. Effective as of the Effective Date, the Indenture is amended as follows:
(a)The Granting Clause of the Indenture is amended as follows:
(i)Clause (7) of the Granting Clause is deleted in its entirety and replaced with the following:
(ii)“(7)    the PDP Agreements to the extent relating to the PDP Aircraft described in any Indenture Supplement, together with all

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rights, powers, privileges, licenses, easements, options and other benefits of the Owner thereunder, including, without limitation, the right to purchase such PDP Aircraft pursuant to and in accordance with the terms thereof, receive and collect all payments, refunds, reimbursements or recoveries to the Owner thereunder now or hereafter payable to or receivable by the Owner pursuant thereto and the right of the Owner to execute any election or option or to give any notice, consent, waiver or approval, to receive notices and other instruments or communications, or to take any other action under or in respect of any thereof or to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, in all cases as shall be permitted thereby or by law, and to do any and all other things which the Owner is or may be entitled to do thereunder and any right to restitution from Embraer or any other Person in respect of any determination of invalidity of any thereof; and
(iii)(8)    all proceeds of the foregoing.”
(iv)The reference in the habendum clause to “all property specified in clauses (1) through (7) inclusive above” is amended to refer to “all property specified in clauses (1) through (8) inclusive above”.
(b)Notwithstanding anything in Section 2.01 of the Indenture to the contrary, any Equipment Notes issued in respect of any PDP shall be substantially in the form of Exhibit D to this Amendment.
(c)Section 2.02 of the Indenture shall apply to the PDP Notes, provided that:
(i)the Original Amount of each Series A-1 Equipment Note issued in respect of a PDP Aircraft shall be payable in a single installment on the applicable Maturity Date; and
(ii)the following sentence of such Section 2.02 shall be deleted: “The Equipment Notes shall be issued in denominations of $1,000 and integral multiples thereof, except that one Equipment Note of each Series may be in an amount that is not an integral multiple of $1,000.”
(d)Section 2.10 of the Indenture is amended as follows:
(i)For avoidance of doubt, Section 2.10(a) shall not apply to any PDP Notes.
(ii)A new clause (c) is inserted at the end of such Section 2.10, to read as follows:
(iii)“(c)    On the earliest of (i) the date on which Delivery (as defined in the Embraer Purchase Agreement) of any PDP Aircraft is completed, (ii) five (5) Business Days following return of funds to Owner

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upon a termination of the Embraer Purchase Agreement with respect to any PDP Aircraft pursuant to which return of funds thereunder has been expressly determined and (iii) five (5) Business Days following termination of the Embraer Purchase Agreement with respect to any PDP Aircraft pursuant to which there shall be no return of funds thereunder, all Series A-1 Equipment Notes in respect of such PDP Aircraft shall be redeemed in whole at a redemption price equal to 100% of the unpaid Original Amount thereof, together with all unpaid accrued interest thereon to the date of redemption, Breakage Amounts, if any, and all other Secured Obligations owed or then due and payable to the Series A-1 Note Holders.” Owner shall provide the notice required pursuant to Section 2.12(b) (y) no less than two (2) Business Days prior to expected Delivery (as defined in the Embraer Purchase Agreement) of any PDP Aircraft or (z) within two (2) Business Days after termination of the Embraer Purchase Agreement with respect to any PDP Aircraft (provided, that such notice shall not be given less than two (2) Business Days prior to the date of redemption of such Series A-1 Equipment Notes with respect to such PDP Aircraft).
(e)Section 2.11(c) of the Indenture is amended by inserting “or any PDP Aircraft” immediately following “the Equipment Notes in respect of any Aircraft”.
(f)For the avoidance of doubt, Sections 4.02, 4.03, 4.04, 4.05, 4.06 and 5.01(ii) shall not apply with respect to any PDP Aircraft or PDP Note.
(g)Section 11.01(c) of the Indenture is deleted in its entirety and replaced with the following:
(h)“(c)    Upon (or at any time after) payment in full of the Original Amount of and interest on and all other amounts due under or in respect of the Series A-1 Equipment Notes in respect of any PDP Aircraft and provided that (i) no Default or Event of Default shall have occurred and be continuing and (ii) there shall then be no other Secured Obligations due to the Indenture Indemnitees, the Series A-1 Note Holders and the Mortgagee hereunder or under any other Operative Agreement, the Owner shall direct the Mortgagee to execute and deliver to or as directed in writing by the Owner an appropriate instrument releasing the PDP Agreements to the extent relating to such PDP Aircraft and all other related Collateral from the Lien of this Trust Indenture and the Mortgagee shall execute and deliver such instrument as aforesaid and provide written notice (in form and substance reasonably satisfactory to the Owner) thereof to Embraer.
(i)(d)    Except as aforesaid or otherwise provided, the Indenture and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.”

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(j)Annex A to the Indenture is amended as follows:
(i)By adding the following definitions in alphabetical order:
(k)“Embraer” means Embraer Executive Aircraft Inc.
(l)“Embraer Consent” means the consent to collateral assignment, dated November 3, 2026, among Embraer, the Mortgagee and the Owner, as amended, amended and restated, modified or supplemented from time to time.
(m)“Embraer Letter of Agreement” means the Letter of Agreement PCV0219-26, dated as of November 3, 2026, between the Owner and Embraer, as amended, amended and restated, modified or supplemented from time to time.
(n)“Embraer Purchase Agreement” means the Purchase Agreement PCV0217-026, dated as of November 3, 2026, between the Owner and Embraer, as supplemented and modified by the Embraer Letter of Agreement, and as amended, amended and restated, modified or supplemented from time to time.
(o)“PDP” means, in respect of any PDP Aircraft, the “Initial Payment” payable in respect of such PDP Aircraft under the Embraer Purchase Agreement.
(p)“PDP Agreements” means, collectively, the Embraer Purchase Agreement, Embraer Letter of Agreement and Embraer Consent.
(q)“PDP Aircraft” means each of the six Embraer Executive Aircraft model EMB-505 (commercial designation Phenom 300E) aircraft expected to be acquired by the Owner pursuant to the Embraer Purchase Agreement.
(r)“PDP Notes” means Equipment Notes issued with respect to a PDP under the Trust Indenture, which shall be designated as Series A-1 Equipment Notes that bear interest as specified in Schedule I to the Trust Indenture under the heading “Series A-1”.
(i)The definition of “Aircraft” is amended by inserting the following at the end of such definition:
(ii)“Notwithstanding anything to the contrary herein, no PDP Aircraft shall constitute an “Aircraft” unless and until it is identified by manufacturer’s model number, United States registration number and airframe manufacturer’s serial number in a subsequent Indenture Supplement following Delivery (as defined in the Embraer Purchase Agreement) thereof from Embraer to the Company under the Embraer Purchase Agreement.”

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(iii)The definitions of “Annual Amortization Percentage”, “Quarterly Amortization Amount” and “Quarterly Amortization Factor” are each amended by inserting the following at the end of such definitions:
(iv)“For the avoidance of doubt, amortization of principal does not apply to any Series A-1 Equipment Note issued in respect of any PDP Aircraft.”
(v)The definitions of “Closing”, “Closing Date”, “Indenture Agreements” and “Series A-1” or “Series A-1 Equipment Notes” are each amended in their entirety to read as follows:
(vi)“Closing” means, in respect of any Aircraft or PDP Aircraft and any Series, the closing of the transactions contemplated by the Participation Agreement in respect of such Aircraft or PDP Aircraft, as the case may be, and such Series.
(vii)“Closing Date” means, in respect of any Aircraft or PDP Aircraft and the Equipment Notes of any Series related thereto, the date on which the Closing for such Aircraft or PDP Aircraft, as the case may be, and such Equipment Notes occurs. For avoidance of doubt, the Closing Date for the Series B-1 Equipment Notes in respect of an Aircraft may occur after the Closing Date for the Series A-1 Equipment Notes in respect of such Aircraft.
(viii)“Indenture Agreements” means the Bills of Sale, any Engine Maintenance Agreement or any Permitted Lease in respect of an Aircraft or the PDP Agreements in respect of any PDP, in each case to the extent included in Granting Clause (2), (3), (4) or (7) of the Trust Indenture, and any other contract, agreement or instrument from time to time assigned or pledged under the Trust Indenture.
(ix)“Series A-1” or “Series A-1 Equipment Notes” means Equipment Notes issued under the Trust Indenture and designated as “Series A-1” thereunder, and bearing interest as specified in Schedule I to the Trust Indenture under the heading “Series A-1”. For the avoidance of doubt, each PDP Note issued and outstanding from time to time shall be deemed a Series A-1 Equipment Note.
(x)The definition of “Collateral” is amended by inserting the following at the end of such definition: “For avoidance of doubt, the Collateral shall not include any PDP Aircraft or any part thereof.”
(xi)The definition of “Operative Agreements” is amended by replacing “and the FAA Subordination” with “, the FAA Subordination and the Embraer Consent”.
(s)For the avoidance of doubt, the definitions of “Airframe”, “Engine” and “Propeller” as set forth in Annex A to the Indenture shall not refer to any PDP Aircraft.

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Section 5.Amendments to the Class A Loan Agreement. Effective as of the Effective Date, the Class A Loan Agreement is amended as follows:
(a)Section 2.1 of the Class A Loan Agreement shall apply, provided, that the Class A Loans made in respect of a PDP Note shall, once issued and repaid, shall be available to be re-borrowed only in respect of a Note issued in relation to an Aircraft, and not in respect of another PDP Note.
(b)Section 2.1(b) of the Class A Loan Agreement shall apply, provided that clause (iii) thereof shall not apply, and in lieu thereof the relevant Borrowing Notice shall identify the PDP Aircraft related to the applicable PDP Notes (and the form of Borrowing Notice shall be deemed modified accordingly).
(c)Section 2.3 of the Class A Loan Agreement shall apply, provided, that the principal amount of each Class A Loan made in respect of a PDP Note shall be payable in a single installment on the applicable Maturity Date.
(d)Section 4.2 of the Class A Loan Agreement shall apply, provided that:
(i)the references in Section 4.2(a) and 4.2(c) to the conditions precedent set forth in, and the legal opinions required pursuant to, “Section 3.2 of the Participation Agreement” shall be deemed to refer to the conditions precedent set forth in Schedule I to this Amendment and the legal opinions required pursuant to Section 1.1.2(vii) of Schedule I to this Amendment, respectively; and
(ii)Section 4.2(k) shall not apply.
Section 6.Ratification; Effectiveness. The amendments set forth herein shall be effective as to the Amended Documents retroactively as and from the Effective Date, and from and after the Effective Date any and all references to any Amended Document in any of the Operative Agreements shall be deemed to refer to such Amended Document as amended hereby. Each of the parties hereto acknowledges and agrees that the Amended Documents, as amended hereby effective as of the Effective Date, shall continue and shall remain in full force and effect in all respects.
Section 7.GOVERNING LAW. This Amendment shall in all respects be governed by, and construed in accordance with, the internal laws of the State of New York, United States of America without reference to principles of conflicts of law other than Section 5-1401 and Section 5-1402 of the New York General Obligations Law.
Section 8.JURY TRIAL WAIVER. EACH PARTY HEREBY WAIVES ALL RIGHT TO TRIAL BY A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT TO THE EXTENT PERMITTED BY APPLICABLE LAW.
Section 9.Miscellaneous.
(a)The section headings in this Amendment are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

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(b)This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.
(c)Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
(d)This Amendment constitutes the entire understanding of the parties relating to the subject matter hereof and supersedes all previous agreements, whether written or oral, concerning such subject matter.

(Signature Pages Follow; Remainder of Page Intentionally Left Blank)

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.
WHEELS UP PARTNERS LLC

By: /s/ Matthew J. Knopf
Name: Matthew J. Knopf
Title: Chief Legal Officer

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WHEELS UP CLASS A-1 LOAN TRUST 2024-1

By: Wilmington Trust, National Association, not in its individual capacity but solely as Trustee

By: /s/ Andrew J. Walker
Name: Andrew J. Walker
Title: Assistant Vice President

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WHEELS UP CLASS B-1 LOAN TRUST 2024-1

By: Wilmington Trust, National Association, not in its individual capacity but solely as Trustee

By: /s/ Andrew J. Walker
Name: Andrew J. Walker
Title: Assistant Vice President

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WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, except as otherwise provided herein, but solely as Subordination Agent

By: /s/ Andrew J. Walker
Name: Andrew J. Walker
Title: Assistant Vice President

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WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Mortgagee

By: /s/ Andrew J. Walker
Name: Andrew J. Walker
Title: Assistant Vice President

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WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Security Trustee and as Facility Agent

By: /s/ Andrew J. Walker
Name: Andrew J. Walker
Title: Assistant Vice President

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BANK OF AMERICA, N.A., as a Lender under the Class A Loan Agreement

By: /s/ Brad Sohl
Name: Brad Sohl
Title: Managing Director

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PNC BANK, N.A., as a Lender under the Class A Loan Agreement

By: /s/ Lawrence Beller
Name: Lawrence Beller
Title: Executive Vice President

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Schedule I

Conditions Precedent to Issuance of PDP Notes

The obligation of the Class A-1 Trust to make the secured loan described in Section 2.1(a) of the Participation Agreement on the Closing Date for any PDP Aircraft, the obligation of the Mortgagee to authenticate the PDP Notes in respect thereof and the obligation of the Company to participate in the transactions contemplated by the Participation Agreement in respect thereof shall each be subject to the satisfaction or waiver by such party, on or prior to such Closing Date, of the following conditions precedent:
1.1.1Equipment Notes. The Owner shall have tendered the Series A-1 Equipment Notes to be issued to the Class A-1 Trust in respect of such PDP Aircraft to the Mortgagee for authentication and the Mortgagee shall have authenticated such Series A-1 Equipment Notes to be issued to the Class A-1 Trust and shall have tendered such Series A-1 Equipment Notes to the Subordination Agent on behalf of the Class A-1 Trust, against receipt of the loan proceeds, in accordance with Section 2.1 of the Participation Agreement.
1.1.2Delivery of Documents. The Subordination Agent on behalf of the Class A-1 Trust shall have received executed counterparts or conformed copies of the following documents:
(i)the Participation Agreement Supplement in respect of such PDP Aircraft;
(ii)the Trust Indenture Supplement in respect of the PDP Agreements to the extent relating to such PDP Aircraft;
(iii)a “bring-down” certificate of an officer of the Owner, certifying as to due authorization in respect of the Closing Date documents executed and delivered by the Owner and that the constitutional documents and the incumbency and specimen signature of each authorized signatory of the Owner, certified as true and correct on a prior Closing Date are true and correct on such Closing Date or to the extent any such documents have been amended since such prior Closing Date, certifying a copy of such amendment as true and correct on such Closing Date;
(iv)an Officer’s Certificate of the Owner, dated as of such Closing Date, stating that its representations and warranties set forth in this Agreement are true and correct in all material respects as of such Closing Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct in all material respects as of such earlier date), and in each case, except to the extent qualified by materiality, in which case such representations and warranties shall be true and correct;
(v)the Financing Statements in respect of the PDP Agreements to the extent relating to such PDP Aircraft;
(vi)the confirmation letter related to the Delta Credit Support Agreement; and

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(vii)the following opinions of counsel, in each case dated the Closing Date:
(A)an opinion of Vedder Price P.C., special counsel to the Owner and the Guarantors, in form and substance reasonably satisfactory to the Facility Agent; and
(B)an opinion of Morris James LLP, special counsel to Mortgagee and to the Class A-1 Trust, in form and substance reasonably satisfactory to the Facility Agent.
1.1.3No LTV Event. As of the Closing Date, after giving pro forma effect to the issuance of such PDP Notes, no LTV Ratio Trigger Event shall exist (based on, with respect to each Aircraft, the Appraisals most recently delivered for such Aircraft under the Note Purchase Agreement).
1.1.4Perfected Security Interest. On such Closing Date, after giving effect to the filing of the Financing Statements, Mortgagee shall have received a duly perfected first priority security interest in all of Owner’s right, title and interest in the PDP Agreements to the extent relating to such PDP Aircraft, subject only to Permitted Liens.
1.1.5Violation of Law. No change shall have occurred after the date of this Amendment in any applicable Law that makes it a violation of Law for (a) the Owner, the Class A-1 Trust, Subordination Agent or Mortgagee to execute, deliver and perform the Operative Agreements, the applicable Loan Agreement, the applicable Borrower Security Agreement, Participation Agreement Supplements and Indenture Supplements, in each case to which any of them is a party or (b) the Class A-1 Trust to make the loan contemplated by Section 2.1 of the Participation Agreement, to acquire the applicable Equipment Note or to realize the benefits of the security afforded by the Indenture.
1.1.6Representations, Warranties and Covenants. The representations of the Owner, the Class A-1 Trust, the Guarantors and Delta made, in each case, in this Agreement and in any other Operative Agreement to which it is a party, shall be true and accurate in all material respects as of such Closing Date (unless such representation and warranty shall have been made with reference to a specified date, in which case such representation and warranty shall be true and accurate as of such specified date) and the Owner, the Class A-1 Trust, the Guarantors and Delta shall have performed and observed, in all material respects, all of its covenants, obligations and agreements in this Agreement and in any other Operative Agreement to which it is a party to be observed or performed by it as of such Closing Date.
1.1.7No Event of Default. On such Closing Date, no event shall have occurred and be continuing which constitutes a Default or an Event of Default.
1.1.8Filing. On the Closing Date, each Financing Statement in respect of the PDP Agreements to the extent relating to such PDP Aircraft shall have been duly filed (or shall be in the process of being so duly filed) in the appropriate jurisdiction.
1.1.9No Proceedings. No action or proceeding shall have been instituted, nor shall any action be threatened in writing, before any Government Entity, nor shall any order, judgment or decree have been issued or proposed to be issued by any Government Entity, to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement, any other Operative Agreement, the Loan Agreement, the Borrower Security Agreement or the transactions contemplated hereby or thereby.

[Omnibus Amendment No. 2]
1.1.10Governmental Action. All appropriate action required to have been taken prior to such Closing Date by any governmental or political agency, subdivision or instrumentality of the United States, in connection with the transactions contemplated by the Participation Agreement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on such Closing Date in connection with the transactions contemplated by this Agreement shall have been issued.
1.1.11Note Purchase Agreement. The conditions precedent to the obligations of the Class A-1 Trust and the other requirements relating to such Equipment Notes set forth in the Class A Note Purchase Agreement shall have been satisfied.
1.1.12Other Conditions Precedent. Each of the conditions set forth in Section 4.2 of the Class A Loan Agreement (as modified by this Amendment) shall have been satisfied or waived in accordance with the terms thereof.
* — * — * — * — *

[Omnibus Amendment No. 2]
Exhibit A

Form of Closing Notice (PDP Notes)
Dated as of [_________]
To each of the addressees listed
in Schedule A hereto
Re:    Closing Notice in accordance with Note Purchase Agreement referred to below
Ladies and Gentlemen:
Reference is made to the Note Purchase Agreement, dated as of November 13, 2024, among Wheels Up Partners LLC (the “Company”), Wheels Up Class A-1 Loan Trust 2024-1 (the “Class A-1 Trust”) and Wilmington Trust, National Association, as Subordination Agent under the Intercreditor Agreement (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreement or, to the extent not defined therein, the Intercreditor Agreement.
Pursuant to Section 1(b) of the Note Purchase Agreement, the undersigned hereby notifies you, in respect of the PDPs (as defined in the Indenture) to be made in respect of the PDP Aircraft (as defined in the Indenture) described on Part I of Schedule B hereto, of the following:
(1)    The expected Closing Date of the PDP Aircraft is [_________];
(2)    The Original Amount of Series A-1 Equipment Notes to be issued by the Company, and purchased by the Class A-1 Trust, on the Closing Date, in connection with the financing of such PDPs is as set forth on Part II of Schedule B hereto; and
(3)    the Class A-1 Trust shall purchase Series A-1 Equipment Notes in respect of the PDP Aircraft in the aggregate amount of $[__________].
The Company hereby instructs the Class A-1 Trust to (a) enter into the Participation Agreement Supplement in respect of the PDP Aircraft, dated as of [___________], among the Company, as Owner, and Wilmington Trust, National Association, as Mortgagee and Subordination Agent, (b) perform its obligations under the Participation Agreement in respect of

[Omnibus Amendment No. 2]
the PDP Aircraft and (c) deliver such certificates, documents and legal opinions relating to such Class A-1 Trust as required thereby.

Yours faithfully, Wheels Up Partners LLC By: Name: Title:

[Omnibus Amendment No. 2]
Schedule A to Closing Notice

Wilmington Trust, National Association,
As Subordination Agent and Paying Agent
Address: 1100 North Market Street
Wilmington, Delaware 19890-1605
United States of America
Attention: Corporate Trust Administration
Email: ajwalker1@wilmingtontrust.com
Facsimile: (302) 636-4140

Wheels Up Class A-1 Loan Trust 2024-1
c/o Wilmington Trust, National Association,
Address: 1100 North Market Street
Wilmington, Delaware 19890-1605
United States of America
Attention: Corporate Trust Administration
Email: ajwalker1@wilmingtontrust.com
Facsimile: (302) 636-4140

[Omnibus Amendment No. 2]
Schedule B to Closing Notice

Part I
Description of PDP Aircraft

[One Embraer Executive Aircraft model EMB-505 (commercial designation Phenom 300E) aircraft to be acquired by the Owner pursuant to the Embraer Purchase Agreement (as defined in the Indenture), with a scheduled delivery quarter of [    ], 2027, and designated “Aircraft #[__]” under such Purchase Agreement]1

Part II
Original Amount
1 Modify description as appropriate

[Omnibus Amendment No. 2]
Exhibit B

Form of Participation Agreement Supplement (PDP Notes)
PARTICIPATION AGREEMENT SUPPLEMENT
THIS PARTICIPATION AGREEMENT SUPPLEMENT dated __________, ____ (this “Participation Agreement Supplement”) is between (a) WHEELS UP PARTNERS LLC, a Delaware limited liability company (“Owner”), (b) WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity except as expressly provided in the Participation Agreement, but solely as Mortgagee (“Mortgagee”), (c) WHEELS UP CLASS A-1 LOAN TRUST 2024-1, a statutory trust formed and existing under the laws of Delaware (the “Class A-1 Trust”) and (d) WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided in the Participation Agreement, but solely as Subordination Agent (the “Subordination Agent”), and supplements that certain Participation Agreement dated as of November 13, 2024 (as amended, restated and supplemented from time to time, the “Participation Agreement”) between Owner, Mortgagee, the Class A-1 Trust, the Class B-1 Trust and the Subordination Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Omnibus Amendment No. 2, dated as of November 3, 2026, among, inter alios, the parties hereto.
W I T N E S S E T H:
WHEREAS, the parties hereto have entered into the Participation Agreement, pursuant to which Owner may finance certain PDPs (as defined in the Indenture) from time to time and, in connection with any such financing the Omnibus Amendment provides for the execution and delivery of a supplement to the Participation Agreement substantially in the form hereof; and
WHEREAS, the Owner desires to finance the pre-delivery payments payable in respect of the aircraft described below pursuant to the Participation Agreement, subject to the terms and conditions thereof.
NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, each of the parties hereto hereby agrees as follows:
The Participation Agreement relates to the pre-delivery payments payable in respect of the aircraft described on Schedule A hereto.
The aircraft described on Schedule A hereto shall constitute a “PDP Aircraft” and the pre-delivery payments payable in respect thereof shall constitute “PDPs” for all purposes of the Participation Agreement.
All of the terms and provisions of the Participation Agreement are hereby incorporated by reference in this Participation Agreement Supplement to the same extent as if fully set forth herein.

[Omnibus Amendment No. 2]
This Participation Agreement Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.
* * *

[Omnibus Amendment No. 2]
IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement Supplement to be duly executed on the day and year first above written.

WHEELS UP PARTNERS LLC By: __________________________ Name: Title:
WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided in the Participation Agreement, but solely as Mortgagee By: __________________________ Name: Title:
WHEELS UP CLASS A-1 LOAN TRUST 2024-1 By: __________________________ Name: Title:
WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Subordination Agent By: __________________________ Name: Title:

[Omnibus Amendment No. 2]
Schedule A to
Participation Agreement Supplement
Description of PDP Aircraft
[One Embraer Executive Aircraft model EMB-505 (commercial designation Phenom 300E) aircraft to be acquired by the Owner pursuant to the Embraer Purchase Agreement (as defined in the Indenture), with a scheduled delivery quarter of [    ], 2027, and designated “Aircraft #[__]” under such Purchase Agreement]2
2 Modify description as appropriate

[Omnibus Amendment No. 2]

Exhibit C

Form of Indenture Supplement (PDP Notes)
TRUST INDENTURE AND MORTGAGE SUPPLEMENT
This TRUST INDENTURE AND MORTGAGE SUPPLEMENT NO. __, dated [______________ ___, ____] (herein called this “Trust Indenture Supplement”) of WHEELS UP PARTNERS LLC, as Owner (the “Owner”).
W I T N E S S E T H:
WHEREAS, the Trust Indenture and Mortgage, dated as of November 13, 2024 (as amended and supplemented, the “Trust Indenture”), between the Owner and Wilmington Trust, National Association, as Mortgagee (the “Mortgagee”), provides for the execution and delivery of a supplement thereto substantially in the form hereof; and
WHEREAS, the Trust Indenture relates to the PDP Agreements to the extent relating to the PDP Aircraft identified in any Indenture Supplement;
NOW, THEREFORE, this Trust Indenture Supplement WITNESSETH that the Owner hereby confirms that the Lien of the Trust Indenture on the Collateral covers all of Owner’s right, title and interest in and to the following described property:
(A)    the PDP Agreements, to the extent relating to the PDP Aircraft described in Annex A hereto.
TO HAVE AND TO HOLD all and singular the aforesaid property unto the Mortgagee, its successors and assigns, in trust for the equal and proportionate benefit and security of the Note Holders and the Indenture Indemnitees, except as provided in Section 2.13 and Article III of the Trust Indenture without any preference, distinction or priority of any one Equipment Note over any other by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and subject to the terms and provisions set forth in the Trust Indenture.
This Trust Indenture Supplement shall be construed as supplemental to the Trust Indenture and shall form a part thereof. The Trust Indenture is each hereby incorporated by reference herein and is hereby ratified, approved and confirmed.
* * *

[Omnibus Amendment No. 2]
IN WITNESS WHEREOF, the Owner has caused this Trust Indenture Supplement to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.

WHEELS UP PARTNERS LLC By: Name: Title:

[Omnibus Amendment No. 2]
Annex A to
Indenture Supplement
Description of PDP Aircraft
[One Embraer Executive Aircraft model EMB-505 (commercial designation Phenom 300E) aircraft to be acquired by the Owner pursuant to the Embraer Purchase Agreement (as defined in the Indenture), with a scheduled delivery quarter of [    ], 2027, and designated “Aircraft #[__]” under such Purchase Agreement]3
1.1.13
3 Modify description as appropriate

[Omnibus Amendment No. 2]
Exhibit D

Form of PDP Note
THIS EQUIPMENT NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE. ACCORDINGLY, THIS EQUIPMENT NOTE MAY NOT BE SOLD UNLESS EITHER REGISTERED UNDER THE ACT AND SUCH APPLICABLE STATE LAWS OR AN EXEMPTION FROM SUCH REGISTRATIONS IS AVAILABLE.
WHEELS UP PARTNERS LLC
SERIES A-1 EQUIPMENT NOTE DUE [____] ISSUED IN CONNECTION WITH THE PRE-DELIVERY PAYMENTS IN RESPECT OF ONE EMBRAER MODEL EMB-505 AIRCRAFT (DESIGNATED AIRCRAFT #[__] UNDER THE EMBRAER PURCHASE AGREEMENT)
No. ____    Date: [__________, ____]
    MATURITY DATE
    [____________]
WHEELS UP PARTNERS LLC, a Delaware limited liability company (“Owner”), hereby promises to pay to __________________, or the registered assignee thereof, the principal sum of $____________ (the “Original Amount”), together with interest on the amount of the Original Amount remaining unpaid from time to time (calculated on the basis of a year of 360 days and actual number of days elapsed) from the date hereof until paid in full at a rate per annum equal to the Debt Rate in respect of Series A-1. The Original Amount of this Equipment Note shall be due and payable in a single installment on the Maturity Date hereof. Accrued but unpaid interest shall be due and payable in quarterly installments commencing on [__] and thereafter on May 15, August 15, November 15 and February 15 of each year, to and including the Maturity Date. Notwithstanding the foregoing, the final payment made on this Equipment Note shall be in an amount sufficient to discharge in full the unpaid Original Amount and all accrued and unpaid interest on, Commitment Fees, Breakage Amounts, Increased Costs Amounts, and any other amounts due under or in respect of, this Equipment Note. Notwithstanding anything to the contrary contained herein, if any date on which a payment under this Equipment Note becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day and if such payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment during such extension.
For purposes hereof, the term “Trust Indenture” means the Trust Indenture and Mortgage dated as of November 13, 2024 between the Owner and Wilmington Trust, National Association (the “Mortgagee”), as the same may be amended, amended and restated, supplemented or otherwise modified from time to time. All other capitalized terms used in this

[Omnibus Amendment No. 2]
Equipment Note and not defined herein shall have the respective meanings assigned in the Trust Indenture.
This Equipment Note shall bear interest, payable on demand, at the Payment Due Rate (calculated on the basis of a year of 360 days and actual number of days elapsed) on any overdue Original Amount, Commitment Fees, Breakage Amounts, Increased Costs Amounts, if any, and (to the extent permitted by applicable Law) any overdue interest and any other amounts payable hereunder which are overdue, in each case for the period the same is overdue. Amounts shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise).
There shall be maintained an Equipment Note Register for the purpose of registering transfers and exchanges of Equipment Notes at the Corporate Trust Office of the Mortgagee or at the office of any successor in the manner provided in Section 2.07 of the Trust Indenture.
The Original Amount and interest and other amounts due hereunder shall be payable in Dollars in immediately available funds at the Corporate Trust Office of the Mortgagee, or as otherwise provided in the Trust Indenture. Each such payment shall be made on the date such payment is due and without any presentment or surrender of this Equipment Note, except that in the case of any final payment with respect to this Equipment Note, the Equipment Note shall be surrendered promptly thereafter to the Mortgagee for cancellation.
The holder hereof, by its acceptance of this Equipment Note, agrees that, except as provided in the Trust Indenture, each payment of the Original Amount, Commitment Fees, Breakage Amounts, Increased Costs Amounts, if any, and interest received by it hereunder shall be applied, first, to Commitment Fees, Breakage Amounts, Increased Costs Amounts, if any, and any other amount (other than as covered by any of the following clauses) due hereunder or under the Trust Indenture, second, to the payment of accrued interest on this Equipment Note (as well as any interest on any overdue Original Amount, Commitment Fees, Breakage Amounts, Increased Costs Amounts, if any, or, to the extent permitted by Law, any overdue interest and other amounts hereunder) to the date of such payment, third, to the payment of the Original Amount of this Equipment Note then due, and fourth, the balance, if any, remaining thereafter, to the payment of installments of the Original Amount of this Equipment Note remaining unpaid in the inverse order of their maturity.
This Equipment Note is one of the Equipment Notes referred to in the Trust Indenture which have been or are to be issued by the Owner pursuant to the terms of the Trust Indenture. The Collateral is held by the Mortgagee as security, in part, for the Equipment Notes. The provisions of this Equipment Note are subject to the Trust Indenture. Reference is hereby made to the Trust Indenture for a complete statement of the rights and obligations of the holder of, and the nature and extent of the security for, this Equipment Note and the rights and obligations of the holders of, and the nature and extent of the security for, any other Equipment Notes executed and delivered under the Trust Indenture, as well as for a statement of the terms and conditions of the Trust created by the Trust Indenture, to all of which terms and conditions in the Trust Indenture each holder hereof agrees by its acceptance of this Equipment Note.

[Omnibus Amendment No. 2]
As provided in the Trust Indenture and subject to certain limitations therein set forth, this Equipment Note is exchangeable for a like aggregate Original Amount of Equipment Notes of different authorized denominations, as requested by the holder surrendering the same.
Prior to due presentment for registration of transfer of this Equipment Note, the Owner and the Mortgagee shall treat the person in whose name this Equipment Note is registered as the owner hereof for all purposes, whether or not this Equipment Note be overdue, and neither the Owner nor the Mortgagee shall be affected by notice to the contrary.
This Equipment Note is subject to redemption as provided in Sections 2.10, 2.11 and 2.12 of the Trust Indenture but not otherwise. In addition, this Equipment Note may be accelerated as provided in Section 5.02 of the Trust Indenture.
This Equipment Note is subject to certain restrictions set forth in Sections 4.1(a)(i) and 4.1(a)(iii) of the Intercreditor Agreement, as further specified in Section 2.07 of the Trust Indenture, to all of which terms and conditions in the Intercreditor Agreement each holder hereof agrees by its acceptance of this Equipment Note.
Unless the certificate of authentication hereon has been executed by or on behalf of the Mortgagee by manual signature, this Equipment Note shall not be entitled to any benefit under the Trust Indenture or be valid or obligatory for any purpose.
THIS EQUIPMENT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
* * *

[Omnibus Amendment No. 2]
IN WITNESS WHEREOF, the Owner has caused this Equipment Note to be executed in its corporate name by its officer thereunto duly authorized on the date hereof.

WHEELS UP PARTNERS LLC By: Name: Title:

[Omnibus Amendment No. 2]
MORTGAGEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Equipment Notes referred to in the within-mentioned Trust Indenture.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Mortgagee By: Name: Title: